EXHIBIT 99.1

MURPHY OIL CORPORATION ANNOUNCES FIRST QUARTER 2021 RESULTS

Executes Successful Financial Transactions and Operations,
Achieving First Step in Delevering
HOUSTON, Texas, May 6, 2021 - Murphy Oil Corporation (NYSE: MUR) today announced its financial and operating results for the first quarter ended March 31, 2021, including a net loss attributable to Murphy of $287 million, or $1.87 net loss per diluted share. Excluding total after-tax charges of $297 million, comprised primarily of $128 million of non-cash asset impairments on the non-operated Terra Nova asset, $121 million unrealized non-cash mark-to-market losses on crude oil derivative contracts and $29 million cost of early redemption of debt, adjusted net income was $10 million, or $0.06 net income per diluted share.
Unless otherwise noted, the financial and operating highlights and metrics discussed in this commentary exclude noncontrolling interest. 1
Highlights for the first quarter include:
• Issued $550 million of 6.375 percent senior notes due 2028, and used proceeds and cash to redeem $576 million of senior notes due 2022
• Monetized the King’s Quay floating production system and fully repaid borrowings under the $1.6 billion senior unsecured credit facility
• Achieved total debt reduction of $233 million, or 8 percent, for the quarter from year-end 2020
• Produced 155 thousand barrels of oil equivalent per day, above the midpoint of guidance, with 88 thousand barrels of oil per day
• Acquired additional working interests in the non-operated Lucius field for $20 million, with expected payout in approximately one year
• Announced changes to the compensation program, including establishing a free cash flow metric and adding a greenhouse gas emissions reduction metric to the company’s Annual Incentive Plan

Subsequent to the first quarter, commenced drilling:
• The first well in the Khaleesi, Mormont, Samurai drilling program in the Gulf of Mexico, remaining on track for first oil in mid-2022
• The non-operated Silverback exploration well in the Gulf of Mexico, which will test a play-opening trend near existing Murphy-operated assets
“Murphy is off to a great start for the year, completing strategic financial transactions that delevered our balance sheet and extended our maturity profile. I am especially proud of our operational accomplishments across all of our assets, with a significant beat on oil production despite the severe winter storm in February. We remain in full execution mode on all of our Gulf of Mexico projects. Further, I am proud to see our exploration opportunities progress, with wells starting now in the Gulf of Mexico and later this year in Brazil,” said Roger W. Jenkins, President and Chief Executive Officer.
FIRST QUARTER 2021 RESULTS
The company recorded a net loss, attributable to Murphy, of $287 million, or $1.87 net loss per diluted share, for the first quarter 2021. This includes a realized after-tax loss on crude oil derivative contracts of $48 million. Adjusted net income, which excludes both the results of discontinued operations and certain other items that affect comparability of results between periods, was $10 million, or $0.06 net income per diluted share for the same period.
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations attributable to Murphy was $255 million, or $18.65 per barrel of oil equivalent (BOE) sold. Adjusted earnings before interest, tax, depreciation, amortization and exploration expenses (EBITDAX) from continuing operations attributable to Murphy was $267 million, or $19.51 per BOE sold.
First quarter production averaged 155 thousand barrels of oil equivalent per day (MBOEPD) with 57 percent oil and 63 percent liquids. Details for first quarter results can be found in the attached schedules.

FINANCIAL POSITION
During the first quarter, Murphy issued $550 million of 6.375 percent senior notes due 2028. Proceeds, along with cash on hand, were used to redeem $259 million of senior notes due June 2022 and $317 million of senior notes due December 2022, totaling $576 million.
Overall, Murphy has reduced its total debt by $233 million, or 8 percent, from year-end 2020. Total debt of $2.756 billion consists of long-term, fixed-rate notes with a weighted average maturity of 7.7 years and a weighted average coupon of 6.3 percent.
Murphy had approximately $1.8 billion of liquidity, comprised of the $1.6 billion senior unsecured credit facility and approximately $231 million of cash and cash equivalents, at the end of the first quarter.
“As announced in March, we sold our 50 percent interest in the King’s Quay floating production system for $268 million in proceeds, which were used to fully repay borrowings on our credit facility. This transaction, in conjunction with our senior notes offering and redemption earlier in the month, allowed us to realize a meaningful debt reduction during the first quarter, completing the first step in our delevering goal and setting a path for further reductions later this year with current commodity prices,” stated Jenkins.
OPERATIONS SUMMARY
Onshore
The onshore business produced approximately 80 MBOEPD in the first quarter.
Eagle Ford Shale – Production averaged 30 MBOEPD with 74 percent oil volumes during the quarter. Murphy brought online 16 operated wells in Karnes and achieved an average gross 30-day (IP30) rate of approximately 1,400 BOEPD, with the two best wells achieving approximately 2,000 BOEPD IP30 rates in the Lower Eagle Ford Shale. Most significantly, a three-well pad targeting the Austin Chalk zone has meaningfully outperformed Murphy’s expectations, with production averaging approximately 1,400 BOEPD IP30 rate.
Murphy also had 12 non-operated Karnes wells and four non-operated Tilden wells come online during the quarter.
Tupper Montney – In the first quarter, natural gas production averaged 234 million cubic feet per day (MMCFPD). The company brought online four wells as planned.

Kaybob Duvernay – First quarter production averaged 9 MBOEPD with 74 percent liquids volumes. No activity is scheduled to occur in 2021.
Offshore
The offshore business produced 76 MBOEPD for the first quarter, comprised of 79 percent oil. This excludes production from noncontrolling interest and an asset held for sale.
Gulf of Mexico – During the quarter, production averaged 71 MBOEPD, consisting of 78 percent oil. Murphy completed certain operated and non-operated subsea equipment repairs as previously disclosed, and all wells were brought back online. Additionally, the non-operated Lucius 918 #3 and Lucius 919 #9 wells in Keathley Canyon came online during the quarter, and the non-operated Kodiak #3 well (Mississippi Canyon 727) was completed, with first oil achieved in the second quarter 2021.
Murphy increased its working interest in the Lucius field to 12.7 percent from 9.2 percent for $20 million, providing incremental production of approximately 1.1 MBOEPD for the quarter with an expected payback time of approximately one year. Major projects continued to progress, with the drilling program launching at Khaleesi, Mormont, Samurai in early second quarter. In addition, the first producer well for the St. Malo waterflood was brought online during the first quarter, and drilling began on the final well of the four-well campaign in early second quarter.
Canada – Production averaged 5 MBOEPD in the first quarter, comprised of 100 percent oil. Operations at the Terra Nova field have remained offline since December 2019. During first quarter 2021, Murphy recorded a non-cash after-tax impairment charge of $128 million on the asset due to the current status of operating and production plans. Partners continue to evaluate options that could support a long-term production plan.
EXPLORATION
Gulf of Mexico – Subsequent to quarter-end, Murphy and its operating partner spud the Silverback exploration well (Mississippi Canyon 35).
“In late April, our partner spud the Silverback well in the Gulf of Mexico. This well will test an attractive new play-opening trend and, if successful, could provide additional high-potential opportunities to our large adjacent acreage position,” stated Jenkins.

CAPITAL EXPENDITURE AND PRODUCTION GUIDANCE
Murphy maintains its 2021 capital expenditures (CAPEX) guidance of $675 to $725 million and is tightening full year 2021 production to the range of 157 to 165 MBOEPD. Full year production is forecast to be comprised of approximately 54 percent oil and 60 percent total liquids volumes. Production for second quarter 2021 is estimated to be in the range of 160 to 168 MBOEPD. Both production and CAPEX guidance ranges exclude Gulf of Mexico noncontrolling interest (NCI).

CAPEX by Quarter ($ MMs)
1Q 2021A*	2Q 2021E	3Q 2021E	4Q 2021E	FY 2021E
$230	$190	$160	$120	$700
Accrual CAPEX, based on midpoint of guidance range and excluding NCI
* Excludes King’s Quay CAPEX of $17 million, includes $20 million Lucius working interest acquisition
“We remain on track for executing our 2021 program within our original stated capital guidance,” stated Jenkins. “I am pleased with the success we have achieved in the first quarter, especially with capital efficiencies and production, along with our offshore projects moving forward according to plan. This allows us to focus on generating free cash flow to continue delevering and return cash to shareholders through our longstanding dividend.”
CONFERENCE CALL AND WEBCAST SCHEDULED FOR MAY 6, 2021
Murphy will host a conference call to discuss first quarter 2021 financial and operating results on Thursday, May 6, 2021, at 9:00 a.m. EDT. The call can be accessed either via the Internet through the Investor Relations section of Murphy Oil’s website at http://ir.murphyoilcorp.com or via the telephone by dialing toll free 1-888-886-7786, reservation number 41671800.
FINANCIAL DATA
Summary financial data and operating statistics for first quarter 2021, with comparisons to the same period from the previous year, are contained in the following schedules. Additionally, a schedule indicating the impacts of items affecting comparability of results between periods, a reconciliation of EBITDA and EBITDAX between periods, as well as guidance for the second quarter and full year 2021, are also included.
1In accordance with GAAP, Murphy reports the 100 percent interest, including a 20 percent noncontrolling interest (NCI), in its subsidiary, MP Gulf of Mexico, LLC (MP GOM). The GAAP financials include the NCI portion of revenue, costs, assets and liabilities and cash flows. Unless otherwise noted, the financial and operating highlights and metrics discussed in this news release, but not the accompanying schedules, exclude the NCI, thereby representing only the amounts attributable to Murphy.
ABOUT MURPHY OIL CORPORATION
As an independent oil and natural gas exploration and production company, Murphy Oil Corporation believes in providing energy that empowers people by doing right always, staying with it and thinking beyond possible. Murphy challenges the norm, taps into its strong legacy and uses its foresight and financial discipline to deliver inspired energy solutions. The company sees a future where it is an industry leader who is positively impacting lives for the next 100 years and beyond. Additional information can be found on the company’s website at www.murphyoilcorp.com.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “expressed confidence”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events or results, are subject to inherent risks and uncertainties. Factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement include, but are not limited to: macro conditions in the oil and gas industry, including supply/demand levels, actions taken by major oil exporters and the resulting impacts on commodity prices; increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; the impact on our operations or market of health pandemics such as COVID-19 and related government responses; other natural hazards impacting our operations or markets; any other deterioration in our business, markets or prospects; any failure to obtain necessary regulatory approvals; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; or adverse developments in the U.S. or global capital markets, credit markets or economies in general. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.
NON-GAAP FINANCIAL MEASURES
This news release contains certain non-GAAP financial measures that management believes are useful tools for internal use and the investment community in evaluating Murphy Oil Corporation’s overall financial performance. These non-GAAP financial measures are broadly used to value and compare companies in the crude oil and natural gas industry. Not all companies define these measures in the same way. In addition, these non-GAAP financial measures are not a substitute for financial measures prepared in accordance with GAAP and should therefore be considered only as supplemental to such GAAP financial measures. Please see the attached schedules for reconciliations of the differences between the non-GAAP financial measures used in this news release and the most directly comparable GAAP financial measures.
Investor Contacts:
Kelly Whitley, kelly_whitley@murphyoilcorp.com, 281-675-9107
Megan Larson, megan_larson@murphyoilcorp.com, 281-675-9470

MURPHY OIL CORPORATION
SUMMARIZED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended March 31,
(Thousands of dollars, except per share amounts)	2021	2020
Revenues and other income
Revenue from sales to customers	$592,527	600,558
(Loss) gain on crude contracts	(214,385)	400,672
Gain on sale of assets and other income	1,843	2,498
Total revenues and other income	379,985	1,003,728
Costs and expenses
Lease operating expenses	147,164	209,148
Severance and ad valorem taxes	9,231	9,422
Transportation, gathering and processing	42,912	44,367
Exploration expenses, including undeveloped lease amortization	11,780	20,126
Selling and general expenses	29,503	36,772
Depreciation, depletion and amortization	198,278	306,102
Accretion of asset retirement obligations	10,492	9,966
Impairment of assets	171,296	967,530
Other expense (benefit)	21,079	(45,188)
Total costs and expenses	641,735	1,558,245
Operating loss from continuing operations	(261,750)	(554,517)
Other income (loss)
Interest and other income (loss)	(5,341)	241
Interest expense, net	(88,100)	(41,097)
Total other loss	(93,441)	(40,856)
Loss from continuing operations before income taxes	(355,191)	(595,373)
Income tax benefit	(88,159)	(91,533)
Loss from continuing operations	(267,032)	(503,840)
Income (loss) from discontinued operations, net of income taxes	208	(4,862)
Net loss including noncontrolling interest	(266,824)	(508,702)
Less: Net income (loss) attributable to noncontrolling interest	20,614	(92,598)
NET LOSS ATTRIBUTABLE TO MURPHY	$(287,438)	(416,104)

LOSS PER COMMON SHARE – BASIC
Continuing operations	$(1.87)	(2.68)
Discontinued operations	—	(0.03)
Net loss	$(1.87)	(2.71)

LOSS PER COMMON SHARE – DILUTED
Continuing operations	$(1.87)	(2.68)
Discontinued operations	—	(0.03)
Net loss	$(1.87)	(2.71)
Cash dividends per Common share	0.125	0.25
Average Common shares outstanding (thousands)
Basic	153,953	153,313
Diluted	153,953	153,313

MURPHY OIL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended March 31,
(Thousands of dollars)	2021	2020
Operating Activities
Net loss including noncontrolling interest	$(266,824)	(508,702)
Adjustments to reconcile net loss to net cash provided by continuing operations activities
(Income) loss from discontinued operations	(208)	4,862
Depreciation, depletion and amortization	198,278	306,102
Previously suspended exploration costs	717	97
Amortization of undeveloped leases	4,602	7,478
Accretion of asset retirement obligations	10,492	9,966
Impairment of assets	171,296	967,530
Deferred income tax benefit	(88,867)	(81,373)
Mark to market loss (gain) on contingent consideration	14,923	(59,151)
Mark to market loss (gain) on crude contracts	153,505	(358,302)
Long-term non-cash compensation	12,124	9,805
Net (increase) decrease in noncash working capital	(9,052)	107,827
Other operating activities, net	36,780	(13,482)
Net cash provided by continuing operations activities	237,766	392,657
Investing Activities
Property additions and dry hole costs	(240,545)	(354,834)
Property additions for King's Quay FPS	(17,734)	(21,296)
Proceeds from sales of property, plant and equipment	268,023	—
Net cash provided (required) by investing activities	9,744	(376,130)
Financing Activities
Borrowings on revolving credit facility	140,000	170,000
Repayment of revolving credit facility	(340,000)	—
Retirement of debt	(576,358)	(3,570)
Debt issuance, net of cost	541,980	(613)
Early redemption of debt cost	(34,177)	—
Distributions to noncontrolling interest	(36,006)	(32,399)
Cash dividends paid	(19,287)	(38,392)
Withholding tax on stock-based incentive awards	(3,794)	(7,094)
Capital lease obligation payments	(178)	(168)
Net cash (required) provided by financing activities	(327,820)	87,764
Cash Flows from Discontinued Operations [1]
Operating activities	—	(1,202)
Investing activities	—	4,494
Financing activities	—	—
Net cash provided by discontinued operations	—	3,292
Effect of exchange rate changes on cash and cash equivalents	574	(3,298)
Net (decrease) increase in cash and cash equivalents	(79,736)	100,993
Cash and cash equivalents at beginning of period	310,606	306,760
Cash and cash equivalents at end of period	$230,870	407,753
1 Net cash provided by discontinued operations is not part of the cash flow reconciliation.

MURPHY OIL CORPORATION
SCHEDULE OF ADJUSTED INCOME (LOSS) (unaudited)

	Three Months Ended March 31,
(Millions of dollars, except per share amounts)	2021	2020
Net loss attributable to Murphy (GAAP)	$(287.4)	(416.1)
Discontinued operations (income) loss	(0.2)	4.9
Loss from continuing operations	(287.6)	(411.2)
Adjustments (after tax):
Impairment of assets	128.0	692.7
Mark-to-market loss (gain) on crude oil derivative contracts	121.3	(283.1)
Early redemption of debt cost	29.2	—
Mark-to-market loss (gain) on contingent consideration	11.8	(46.7)
Charges related to Kings Quay transaction	3.9	—
Unutilized rig charges	2.2	2.8
Foreign exchange losses (gains)	0.9	(4.0)
Inventory loss	—	3.8
Total adjustments after taxes	297.3	365.5
Adjusted income (loss) from continuing operations attributable to Murphy	$9.7	(45.7)

Adjusted income (loss) from continuing operations per average diluted share	$0.06	(0.30)
Non-GAAP Financial Measures
Presented above is a reconciliation of Net (loss) income to Adjusted (loss) income from continuing operations attributable to Murphy.  Adjusted (loss) income excludes certain items that management believes affect the comparability of results between periods.  Management believes this is important information to provide because it is used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results.  Adjusted (loss) income is a non-GAAP financial measure and should not be considered a substitute for Net (loss) income as determined in accordance with accounting principles generally accepted in the United States of America.
Amounts shown above as reconciling items between Net (loss) income and Adjusted (loss) income are presented net of applicable income taxes based on the estimated statutory rate in the applicable tax jurisdiction.  The pretax and income tax impacts for adjustments shown above are as follows by area of operations and exclude the share attributable to non-controlling interests.

	Three Months Ended March 31, 2021
(Millions of dollars)	Pretax	Tax	Net
Exploration & Production:
United States	$22.7	(4.8)	17.9
Canada	171.3	(43.3)	128.0
Total E&P	194.0	(48.1)	145.9
Corporate:	191.7	(40.3)	151.4
Total adjustments	$385.7	(88.4)	297.3

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION (EBITDA)
(unaudited)

	Three Months Ended March 31,
(Millions of dollars, except per barrel of oil equivalents sold)	2021	2020
Net loss attributable to Murphy (GAAP)	$(287.4)	(416.1)
Income tax benefit	(88.2)	(91.5)
Interest expense, net	88.1	41.1
Depreciation, depletion and amortization expense ¹	188.3	286.2
EBITDA attributable to Murphy (Non-GAAP)	(99.2)	(180.3)
Impairment of assets ¹	171.3	866.4
Mark-to-market loss (gain) on crude oil derivative contracts	153.5	(358.3)
Mark-to-market loss (gain) on contingent consideration	14.9	(59.2)
Accretion of asset retirement obligations	10.5	10.0
Unutilized rig charges	2.8	3.5
Foreign exchange losses (gains)	1.3	(4.7)
Discontinued operations (income) loss	(0.2)	4.9
Inventory loss	—	4.8
Adjusted EBITDA attributable to Murphy (Non-GAAP)	$254.9	287.1

Total barrels of oil equivalents sold from continuing operations attributable to Murphy (thousands of barrels)	13,670	17,071

Adjusted EBITDA per barrel of oil equivalents sold	$18.65	16.82
1 Depreciation, depletion, and amortization expense used in the computation of EBITDA excludes the portion attributable to the non-controlling interest (NCI). Impairment of assets used in the computation of Adjusted EBITDA excludes the portion attributable to the non-controlling interest.
Non-GAAP Financial Measures
Presented above is a reconciliation of Net (loss) income to Earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA.  Management believes EBITDA and adjusted EBITDA are important information to provide because they are used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results.  EBITDA and adjusted EBITDA are non-GAAP financial measures and should not be considered a substitute for Net (loss) income or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.
Presented above is adjusted EBITDA per barrel of oil equivalent sold. Management believes adjusted EBITDA per barrel of oil equivalent sold is important information because it is used by management to evaluate the Company’s profitability of one barrel of oil equivalent sold in that period.   Adjusted EBITDA per barrel of oil equivalent sold is a non-GAAP financial metric.

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION AND EXPLORATION (EBITDAX)
(unaudited)

	Three Months Ended March 31,
(Millions of dollars, except per barrel of oil equivalents sold)	2021	2020
Net loss attributable to Murphy (GAAP)	$(287.4)	(416.1)
Income tax benefit	(88.2)	(91.5)
Interest expense, net	88.1	41.1
Depreciation, depletion and amortization expense ¹	188.3	286.2
EBITDA attributable to Murphy (Non-GAAP)	(99.2)	(180.3)
Exploration expenses	11.8	20.1
EBITDAX attributable to Murphy (Non-GAAP)	(87.4)	(160.2)
Impairment of assets ¹	171.3	866.4
Mark-to-market loss (gain) on crude oil derivative contracts	153.5	(358.3)
Mark-to-market loss (gain) on contingent consideration	14.9	(59.2)
Accretion of asset retirement obligations	10.5	10.0
Unutilized rig charges	2.8	3.5
Foreign exchange losses (gains)	1.3	(4.7)
Discontinued operations (income) loss	(0.2)	4.9
Inventory loss	—	4.8
Adjusted EBITDAX attributable to Murphy (Non-GAAP)	$266.7	307.2

Total barrels of oil equivalents sold from continuing operations attributable to Murphy (thousands of barrels)	13,670	17,071

Adjusted EBITDAX per barrel of oil equivalents sold	$19.51	17.99
1 Depreciation, depletion, and amortization expense used in the computation of EBITDAX excludes the portion attributable to the non-controlling interest. Impairment of assets used in the computation of Adjusted EBITDAX excludes the portion attributable to the non-controlling interest.
Non-GAAP Financial Measures
Presented above is a reconciliation of Net (loss) income to Earnings before interest, taxes, depreciation and amortization, and exploration expenses (EBITDAX) and adjusted EBITDAX. Management believes EBITDAX and adjusted EBITDAX are important information to provide because they are used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results.  EBITDAX and adjusted EBITDAX are non-GAAP financial measures and should not be considered a substitute for Net (loss) income or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.
Presented above is adjusted EBITDAX per barrel of oil equivalent sold. Management believes adjusted EBITDAX per barrel of oil equivalent sold is important information because it is used by management to evaluate the Company’s profitability of one barrel of oil equivalent sold in that period.  Adjusted EBITDAX per barrel of oil equivalent sold is a non-GAAP financial metric.

MURPHY OIL CORPORATION
FUNCTIONAL RESULTS OF OPERATIONS (unaudited)

	Three Months Ended March 31, 2021		Three Months Ended March 31, 2020
(Millions of dollars)	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States[1]	$490.3	119.0	511.5	(696.0)
Canada	104.0	(124.3)	89.7	(6.9)
Other	—	(6.9)	1.8	(52.3)
Total exploration and production	594.3	(12.2)	603.0	(755.2)
Corporate	(214.3)	(254.8)	400.7	251.4
Revenue/loss from continuing operations	380.0	(267.0)	1,003.7	(503.8)
Discontinued operations, net of tax	—	0.2	—	(4.9)
Total revenues/net loss including noncontrolling interest	$380.0	(266.8)	1,003.7	(508.7)
Net loss attributable to Murphy		(287.4)		(416.1)
1 Includes results attributable to a noncontrolling interest in MP Gulf of Mexico, LLC (MP GOM).

MURPHY OIL CORPORATION
OIL AND GAS OPERATING RESULTS (unaudited)
THREE MONTHS ENDED MARCH 31, 2021, AND 2020

(Millions of dollars)	United States [1]	Canada	Other	Total
Three Months Ended March 31, 2021
Oil and gas sales and other operating revenues	$490.3	104.0	—	594.3
Lease operating expenses	116.1	30.8	0.3	147.2
Severance and ad valorem taxes	8.9	0.3	—	9.2
Transportation, gathering and processing	28.5	14.4	—	42.9
Depreciation, depletion and amortization	149.6	44.8	0.5	194.9
Accretion of asset retirement obligations	9.0	1.5	—	10.5
Impairment of assets	—	171.3	—	171.3
Exploration expenses
Dry holes and previously suspended exploration costs	0.7	—	—	0.7
Geological and geophysical	0.6	—	0.2	0.8
Other exploration	0.6	—	5.0	5.6
	1.9	—	5.2	7.1
Undeveloped lease amortization	2.3	0.1	2.2	4.6
Total exploration expenses	4.2	0.1	7.4	11.7
Selling and general expenses	5.5	4.1	1.4	11.0
Other	21.5	3.1	(3.5)	21.1
Results of operations before taxes	147.0	(166.4)	(6.1)	(25.5)
Income tax provisions (benefits)	28.0	(42.1)	0.8	(13.3)
Results of operations (excluding Corporate segment)	$119.0	(124.3)	(6.9)	(12.2)

Three Months Ended March 31, 2020
Oil and gas sales and other operating revenues	$511.5	89.7	1.8	603.0
Lease operating expenses	178.2	30.6	0.3	209.1
Severance and ad valorem taxes	9.1	0.3	—	9.4
Transportation, gathering and processing	34.6	9.8	—	44.4
Depreciation, depletion and amortization	247.5	52.0	0.5	300.0
Accretion of asset retirement obligations	8.6	1.4	—	10.0
Impairment of assets	927.8	—	39.7	967.5
Exploration expenses
Dry holes and previously suspended exploration costs	0.1	—	—	0.1
Geological and geophysical	1.3	—	3.7	5.0
Other exploration	0.8	0.2	6.5	7.5
	2.2	0.2	10.2	12.6
Undeveloped lease amortization	5.1	0.2	2.2	7.5
Total exploration expenses	7.3	0.4	12.4	20.1
Selling and general expenses	3.7	4.4	1.6	9.7
Other	(45.7)	0.2	(1.2)	(46.7)
Results of operations before taxes	(859.6)	(9.4)	(51.5)	(920.5)
Income tax provisions (benefits)	(163.6)	(2.5)	0.8	(165.3)
Results of operations (excluding Corporate segment)	$(696.0)	(6.9)	(52.3)	(755.2)
1 Includes results attributable to a noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
PRODUCTION-RELATED EXPENSES
(unaudited)

	Three Months Ended March 31,
(Dollars per barrel of oil equivalents sold)	2021	2020
Continuing operations
United States – Eagle Ford Shale
Lease operating expense	$10.80	10.47
Severance and ad valorem taxes	3.13	2.42
Depreciation, depletion and amortization (DD&A) expense	28.45	25.03

United States – Gulf of Mexico
Lease operating expense [1]	12.30	15.03
Severance and ad valorem taxes	0.08	—
DD&A expense	10.37	16.58

Canada – Onshore
Lease operating expense	5.72	4.45
Severance and ad valorem taxes	0.08	0.06
DD&A expense	8.90	9.65

Canada – Offshore
Lease operating expense [2]	17.00	19.53
DD&A expense	16.00	12.09

Total oil and gas continuing operations
Lease operating expense	10.11	11.41
Severance and ad valorem taxes	0.63	0.51
DD&A expense	13.62	16.70

Total oil and gas continuing operations – excluding noncontrolling interest
Lease operating expense [3]	9.75	11.05
Severance and ad valorem taxes	0.67	0.55
DD&A expense	13.78	16.76
1 For the three months ended March 31, 2021, lease operating expense (LOE) per barrel of oil equivalents (BOE) sold for the U.S. Gulf of Mexico excluding cost associated with well workovers was $8.41. Workovers for the three months ended March 31, 2021 principally relate to St. Malo.
2 For the three months ended March 31, 2021 and 2020, Canada Offshore LOE per BOE excluding the costs associated with the Terra Nova life extension project was $9.17 and $5.29, respectively.
3 For the three months ended March 31, 2021, total LOE per BOE excluding NCI and costs associated with Gulf of Mexico well workovers was $8.09. Workovers for the three months ended March 31, 2021 principally relate to St. Malo.

MURPHY OIL CORPORATION
OTHER FINANCIAL DATA
(unaudited)

	Three Months Ended March 31,
(Millions of dollars)	2021	2020
Capital expenditures for continuing operations
Exploration and production
United States	$211.1	245.4
Canada	30.6	108.2
Other	5.6	20.9
Total	247.3	374.5

Corporate	3.8	3.5
Total capital expenditures - continuing operations [1]	251.1	378.0

Charged to exploration expenses [2]
United States	1.9	2.2
Canada	—	0.2
Other	5.2	10.2
Total charged to exploration expenses - continuing operations	7.1	12.6

Total capitalized	$244.0	365.4
1 For the three months ended March 31, 2021 and 2020, includes noncontrolling interest (NCI) capital expenditures of $3.6 million and $10.3 million, respectively. Also, for the three months ended March 31, 2021 and 2020, includes capital expenditures associated with the King’s Quay project of $17.2 million and $28.8 million, respectively. King’s Quay was sold to ArcLight Capital Partners, LLC (ArcLight) on March 17, 2021 for proceeds of $267.7 million which reimburses the Company for previously incurred capital expenditures.
2 Excludes amortization of undeveloped leases of $4.6 million and $7.5 million for the three months ended March 31, 2021 and 2020, respectively.

MURPHY OIL CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited)

(Millions of dollars)	March 31, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$230.9	310.6
Accounts receivable	278.8	262.0
Inventories	66.6	66.1
Prepaid expenses	37.6	33.9
Assets held for sale	77.4	327.7
Total current assets	691.3	1,000.3
Property, plant and equipment, at cost	8,216.7	8,269.0
Operating lease assets	911.9	927.7
Deferred income taxes	433.6	395.3
Deferred charges and other assets	30.8	28.6
Total assets	$10,284.3	10,620.9
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$538.3	407.1
Income taxes payable	17.4	18.0
Other taxes payable	18.0	22.5
Operating lease liabilities	103.0	103.8
Other accrued liabilities	174.6	150.6
Liabilities associated with assets held for sale	14.1	14.4
Total current liabilities	865.4	716.3
Long-term debt	2,755.6	2,988.1
Asset retirement obligations	904.1	816.3
Deferred credits and other liabilities	691.3	680.6
Non-current operating lease liabilities	829.8	845.1
Deferred income taxes	138.7	180.3
Total liabilities	6,184.7	6,226.7
Equity
Common Stock, par $1.00	195.1	195.1
Capital in excess of par value	914.3	941.7
Retained earnings	5,062.8	5,369.5
Accumulated other comprehensive loss	(575.6)	(601.3)
Treasury stock	(1,661.4)	(1,690.7)
Murphy Shareholders' Equity	3,935.2	4,214.3
Noncontrolling interest	164.4	179.8
Total equity	4,099.6	4,394.1
Total liabilities and equity	$10,284.3	10,620.9

MURPHY OIL CORPORATION
PRODUCTION SUMMARY
(unaudited)

		Three Months Ended March 31,
Barrels per day unless otherwise noted		2021	2020
Continuing operations
Net crude oil and condensate
United States	Onshore	22,165	31,033
	Gulf of Mexico [1]	64,363	78,730
Canada	Onshore	6,288	6,833
	Offshore	4,589	5,138
Other		70	344
Total net crude oil and condensate - continuing operations		97,475	122,078
Net natural gas liquids
United States	Onshore	3,933	5,585
	Gulf of Mexico [1]	4,679	6,670
Canada	Onshore	1,233	1,401
Total net natural gas liquids - continuing operations		9,845	13,656
Net natural gas – thousands of cubic feet per day
United States	Onshore	22,016	31,962
	Gulf of Mexico [1]	72,658	81,950
Canada	Onshore	253,697	266,848
Total net natural gas - continuing operations		348,371	380,760
Total net hydrocarbons - continuing operations including NCI [2,3]		165,382	199,194
Noncontrolling interest
Net crude oil and condensate – barrels per day		(9,174)	(12,020)
Net natural gas liquids – barrels per day		(354)	(559)
Net natural gas – thousands of cubic feet per day [2]		(4,159)	(5,091)
Total noncontrolling interest		(10,221)	(13,428)
Total net hydrocarbons - continuing operations excluding NCI [2,3]		155,161	185,767
1 Includes net volumes attributable to a noncontrolling interest in MP GOM.
2 Natural gas converted on an energy equivalent basis of 6:1.
3 NCI – noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
PRICE SUMMARY
(unaudited)

		Three Months Ended March 31,
		2021	2020
Weighted average Exploration and Production sales prices
Continuing operations
Crude oil and condensate – dollars per barrel
United States	Onshore	$57.41	$46.46
	Gulf of Mexico [1]	58.78	47.07
Canada [2]	Onshore	52.84	37.61
	Offshore	59.39	57.27
Other		—	65.55
Natural gas liquids – dollars per barrel
United States	Onshore	21.25	10.79
	Gulf of Mexico [1]	23.87	8.28
Canada [2]	Onshore	35.92	15.96
Natural gas – dollars per thousand cubic feet
United States	Onshore	3.27	1.85
	Gulf of Mexico [1]	3.39	2.01
Canada [2]	Onshore	2.26	1.62
1 Prices include the effect of noncontrolling interest share for MP GOM.
2 U.S. dollar equivalent.

MURPHY OIL CORPORATION
COMMODITY HEDGE POSITIONS (unaudited)
AS OF MAY 4, 2021

	Commodity	Type	Volumes (Bbl/d)	Price (USD/Bbl)	Remaining Period
Area					Start Date	End Date
United States	WTI ¹	Fixed price derivative swap	45,000	$42.77	4/1/2021	12/31/2021
United States	WTI ¹	Fixed price derivative swap	20,000	$44.88	1/1/2022	12/31/2022
1 West Texas Intermediate

			Volumes (MMcf/d)	Price (CAD/Mcf)	Remaining Period
Area	Commodity	Type			Start Date	End Date
Montney	Natural Gas	Fixed price forward sales at AECO	203	C$2.55	4/1/2021	5/31/2021
Montney	Natural Gas	Fixed price forward sales at AECO	241	C$2.57	6/1/2021	12/31/2021
Montney	Natural Gas	Fixed price forward sales at AECO	231	C$2.42	1/1/2022	1/31/2022
Montney	Natural Gas	Fixed price forward sales at AECO	221	C$2.41	2/1/2022	4/30/2022
Montney	Natural Gas	Fixed price forward sales at AECO	250	C$2.40	5/1/2022	5/31/2022
Montney	Natural Gas	Fixed price forward sales at AECO	292	C$2.39	6/1/2022	12/31/2022
Montney	Natural Gas	Fixed price forward sales at AECO	201	C$2.36	1/1/2023	12/31/2023
Montney	Natural Gas	Fixed price forward sales at AECO	147	C$2.41	1/1/2024	12/31/2024

MURPHY OIL CORPORATION
SECOND QUARTER 2021 GUIDANCE

	Oil BOPD	NGLs BOPD	Gas MCFD	Total BOEPD
Production – net
U.S. – Eagle Ford Shale	28,300	5,000	27,400	37,900
– Gulf of Mexico excluding NCI	57,400	5,100	68,800	74,000
Canada – Tupper Montney	—	—	236,400	39,400
– Kaybob Duvernay and Placid Montney	5,400	1,000	18,200	9,400
– Offshore	3,300	—	—	3,300

Total net production (BOEPD) - excluding NCI [1]	160,000 to 168,000

Exploration expense ($ millions)	$20

FULL YEAR 2021 GUIDANCE
Total net production (BOEPD) - excluding NCI [2]	157,000 to 165,000
Capital expenditures – excluding NCI ($ millions) [3]	$675 to $725

¹ Excludes noncontrolling interest of MP GOM of 9,500 BOPD of oil, 600 BOPD of NGLs, and 4,600 MCFD gas.
² Excludes noncontrolling interest of MP GOM of 8,800 BOPD of oil, 500 BOPD of NGLs, and 4,300 MCFD gas.
³ Excludes noncontrolling interest of MP GOM of $30 MM.